Exhibit 10.8

AMENDMENT

TO THE

MANAGEMENT AGREEMENT

BY AND BETWEEN

JER INVESTORS TRUST INC.

and

JER COMMERCIAL DEBT ADVISORS, LLC

This AMENDMENT No. 2 to the Management Agreement, dated as of June 4, 2004 (the “Management Agreement”), by and between JER Investors Trust Inc., a Maryland Corporation (the “Company), and JER Commercial Debt Advisors, LLC, a Delaware limited liability company (the “Manager”), is made as of this 1st day of January 2006, between the Company and the Manager. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Management Agreement.

W I T N E S S E T H:

WHEREAS, the Company and the Manager are parties to the Management Agreement; and

WHEREAS, the Company and the Manager desire to amend the Management Agreement in the manner and as more fully set forth herein; and

WHEREAS, as permitted by Section 17(d) of the Management Agreement, the parties hereto have consented to amending the Management Agreement in the manner and as more fully set forth herein;

NOW, THEREFORE, in consideration of the mutual promise and agreements herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Section 9(b)(xxi). Section 9(b)(xxi) of the Management Agreement is is hereby deleted in its entirety and replaced with the following:

“(xxi) subject to annual review by the Company’s Board of Directors, the Company’s pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its Affiliates required for the Company’s operations in the fixed amount of (x) $500,000 per annum for calendar year 2006 and (y) for calendar year 2007 and each calendar year thereafter, $500,000 multiplied by sum of (a) one (1) plus (b) the percentage increase in the Consumer Price Index (“CPI”)for the applicable calendar year over the over the CPI for the calendar year 2006. ‘Consumer Price Index’ or ‘CPI’ shall mean the Consumer Price Index for All Urban Consumers as determined by United States Department of Labor.”

2. Ratification: Except as modified pursuant to this Amendment, the Management Agreement is ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Management Agreement effective as of the date first above written.

JER INVESTORS TRUST INC.

By:	/s/ Mark Weiss
Name: Mark Weiss Title: President

JER COMMERCIAL DEBT ADVISORS, LLC

By:	/s/ Daniel T. Ward
Name: Daniel T. Ward Title: Sr. Managing Director